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                                                                   EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 2, 2000 on the audited consolidated financial statements of Harken Energy Corporation and subsidiaries included in the Harken Energy Corporation Annual Report on Form 10-K/A for the year ended December 31, 1999, and to all references to our firm included in this registration statement.




                                                             ARTHUR ANDERSEN LLP


Houston, Texas
October 23, 2000